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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation (formerly NNG, Inc.) on Form S-8 of our report dated January 24, 2001, except for the subsequent events footnote, as to which the date is March 1, 2001, appearing in the Annual Report on Form 10-K/A of Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation) for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Los Angeles, California
May 30, 2001